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                                                                    EXHIBIT 5.01

                                SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                                                              WASHINGTON, D.C.
                       875 THIRD AVENUE                            ------
  CHICAGO          NEW YORK, NEW YORK 10022                        LONDON
   ------           TELEPHONE 212 906 2000                         ------
   DALLAS           FACSIMILE 212 906 2021                        SINGAPORE
   ------                                                          ------
LOS ANGELES              FOUNDED 1866                               TOKYO

WRITER'S DIRECT NUMBER                                  WRITER'S E-MAIL ADDRESS

                                  June 17, 1999

Campbell & Company, Inc.
General Partner of
  Campbell Strategic Allocation Fund, L.P.
210 West Pennsylvania Avenue
Baltimore, Maryland 21204


          Re:         Campbell Strategic Allocation Fund, L.P.
                      Units of Limited Partnership
                      Interest (the "Units")


Dear Sir or Madam:

       We refer to the Registration Statement on Form S-1 filed by Campbell Strategic Allocation Fund, L.P. (the "Partnership") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), on June 17, 1999 (the "Registration Statement"), relating to the registration of Units of the Partnership as set forth on the cover page of the prospectus included therein.

       We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis of this opinion.

       For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the original of copies.

       Based on the foregoing, we are of the opinion that:

       1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Act").



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SIDLEY & AUSTIN                                                       NEW YORK

Campbell & Company, Inc.
June 17, 1999
Page 2


       2. The General Partner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Subscribers (as defined below) and to authorize the admission to the Partnership of the limited partners of the Partnership.

       3. Assuming (i) the due authorization, execution and delivery to the General Partner of the Subscription Agreement by each subscriber for Units (the "Subscribers"), (ii) the due acceptance by the General Partner of the admission of the Subscribers as limited partners of the Partnership to the Partnership,
(iii) the payment by each Subscriber to the Partnership of the full consideration due from it for the Units subscribed to by it, (iv) the due authorization, execution and delivery by all parties thereto, including the Subscribers as limited partners of the Partnership, of the Limited Partnership Agreement, (v) that the books and records of the Partnership set forth all information required by the Limited Partnership Agreement and the Act, including all information with respect to all persons and entities to be admitted as partners and their contributions to the Partnership, (vi) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, and (vii) that the Units are offered and sold as described in the Registration Statement and the Limited Partnership Agreement, the Units to be issued to the Subscribers will represent valid limited partner interests in the Partnership and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Subscribers as limited partners of the Partnership, will have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Limited Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it).

       We express no opinion as to the application of the securities or blue sky laws of the various states (including the state of Delaware) to the sale of the Units.

       We are members of the Bar of the States of Illinois, New York, California and Texas and the District of Columbia and do not opine with respect to the laws of any jurisdiction other than the States of Illinois, New York, Texas, and California and of the District of Columbia, and the General Corporation Law of the State of Delaware.

       We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,



                                SIDLEY & AUSTIN